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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-49645) of Amkor Technology of our report dated March 20, 1998 on our audits of the financial statements of Amam Industrial Co., Ltd. and its subsidiaries. We also consent to the references to our firm under the caption "Experts."


                                          Samil Accounting Corporation


Seoul, Korea
May 14, 1998